UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2014

Huntsman Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32427	42-1648585
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Huntsman International LLC

(Exact name of registrant as specified in its charter)

Delaware	333-85141	87-0630358
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

500 Huntsman Way
Salt Lake City, Utah	84108
(Address of principal executive offices)	(Zip Code)

(801) 584-5700

Registrant’s telephone number, including area code:

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement.

On October 1, 2014, Huntsman International LLC (“HI”), a wholly-owned subsidiary of Huntsman Corporation (the “Company”), entered into the Thirteenth Amendment (the “Thirteenth Amendment”) to the Credit Agreement dated as of August 16, 2005 (as amended, the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent.

The Thirteenth Amendment modified the Credit Agreement to increase the senior secured revolving commitment in an aggregate principal amount of $25 million under the Credit Agreement as of the effective date of the Thirteenth Amendment (the “Revolving Increase”).  The commitments under the Revolving Increase will mature on the same date as the existing revolving loans under the Credit Agreement and borrowings under the Revolving Increase will bear interest at the same rate as the existing revolving loans under the Credit Agreement.

The foregoing does not constitute a complete summary of the terms of the Thirteenth Amendment. The description of the terms of the Thirteenth Amendment is qualified in its entirety by reference to such agreements, attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.01  Completion of Acquisition of Assets.

On October 1, 2014, the Company, through its wholly-owned subsidiary HI, completed the acquisition of the Performance Additives and Titanium Dioxide (TiO2) businesses (the “Business”) of Rockwood Holdings, Inc. (“Rockwood”) for a purchase price of approximately $1.04 billion in cash.  The Transaction was financed using bank financing under an expansion of the Company’s existing credit facility.

The unaudited condensed combined balance sheet of the Business as of June 30, 2014 and unaudited condensed combined statements of operations, comprehensive income (loss), cash flows, and changes in parent company equity of the Business for the six month s ended June 30, 2014 and June 30, 2013 are attached hereto as Exhibit 99.1 and incorporated herein by reference. The audited combined balance sheet of the Business as of December 31, 2013 and audited combined statements of operations, comprehensive income, cash flows, and changes in parent company equity of the Business for the year ended December 31, 2013 are attached hereto as Exhibit 99.2 and incorporated herein by reference.  Unaudited condensed combined consolidated pro forma financial information as of June 30, 2014 and for the six months ended June 30, 2014 for the Company and its subsidiaries and HI and its subsidiaries are attached hereto as Exhibit 99.3 and Exhibit 99.4, respectively, and incorporated herein by reference.

Item 2.03—Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 is incorporated herein by reference.

Item 7.01 Regulation FD.

In connection with the completion of the acquisition of the Business as described in Item 2.01 above, on October 1, 2014, the Company issued a press release.  The press release is attached herewith as Exhibit 99.4 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)    Exhibits.

Number	Description of Exhibits

10.1

Thirteenth Amendment to Credit Agreement, dated as of October 1, 2014, among Huntsman International LLC, the subsidiary guarantors party thereto, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

23.1	Consent of Deloitte & Touche LLP

99.1

Unaudited condensed combined balance sheet of the Business as of June 30, 2014 and unaudited combined statements of operations, comprehensive income (loss), cash flows, and changes in parent company equity of the Business for the six months ended June 30, 2014 and June 30, 2013

99.2

Audited condensed combined balance sheet of the Business as of December 31, 2013 and audited condensed combined statements of operations, comprehensive income, cash flows, and changes in parent company equity of the Business for the year ended December 31, 2013

99.3	Unaudited pro forma condensed combined consolidated financial information as of June 30, 2014 and for the fiscal year ended December 31, 2013 for Huntsman Corporation and its subsidiaries

99.4	Unaudited pro forma condensed combined consolidated financial information as of June 30, 2014 and for the fiscal year ended December 31, 2013 for Huntsman International LLC and its subsidiaries

99.5	Press release dated October 1, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTSMAN CORPORATION HUNTSMAN INTERNATIONAL LLC

/s/ Troy M. Keller
TROY M. KELLER
Assistant Secretary

Dated:  October 6, 2014

INDEX TO EXHIBITS

Exhibit Number	Description

10.1

Thirteenth Amendment to Credit Agreement, dated as of October 1, 2014, among Huntsman International LLC, the subsidiary guarantors party thereto, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

23.1	Consent of Deloitte & Touche LLP

99.1

Unaudited condensed combined balance sheet of the Business as of June 30, 2014 and unaudited combined statements of operations, comprehensive income (loss), cash flows, and changes in parent company equity of the Business for the six months ended June 30, 2014 and June 30, 2013

99.2

Audited condensed combined balance sheet of the Business as of December 31, 2013 and audited condensed combined statements of operations, comprehensive income, cash flows, and changes in parent company equity of the Business for the year ended December 31, 2013

99.3	Unaudited pro forma condensed combined consolidated financial information as of June 30, 2014 and for the fiscal year ended December 31, 2013 for Huntsman Corporation and its subsidiaries

99.4	Unaudited pro forma condensed combined consolidated financial information as of June 30, 2014 and for the fiscal year ended December 31, 2013 for Huntsman International LLC and its subsidiaries

99.5	Press release dated October 1, 2014